   As filed with the Securities and Exchange Commission on February 20, 1998.

                                                   Registration No. 333-_____
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          INCYTE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                                       94-3136539
------------------------------               ------------------------------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

    3174 Porter Drive
   Palo Alto, California                                 94304
------------------------------               ------------------------------
   (Address of Principal                               (Zip Code)
     Executive Offices)

                 OPTIONS ASSUMED BY INCYTE PHARMACEUTICALS, INC.
                          ORIGINALLY GRANTED UNDER THE
                       SYNTENI, INC. 1996 EQUITY INCENTIVE PLAN
                --------------------------------------------------
                            (Full title of the plan)

                                                        Copy to:
        ROY A. WHITFIELD                             STANTON D. WONG
     Chief Executive Officer                         SALLY BRAMMELL
  Incyte Pharmaceuticals, Inc.                Pillsbury Madison & Sutro LLP
        3174 Porter Drive                             P.O. Box 7880
   Palo Alto, California 94304                  San Francisco, CA 94120
       (650) 855-0555                                (415) 983-1000
 ------------------------------               -----------------------------
 (Name, address and telephone
  number, including area code,
     of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
     Title of                      Amount                 Proposed Maximum              Proposed                    Amount of
   Securities To                    To Be                  Offering Price           Maximum Aggregate             Registration
   Be Registered                 Registered                 per Share (1)           Offering Price(1)                  Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock                       318,655                  $0.81 - $1.61              $319,313.75                   $94.20

----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the offering price is based upon the exercise prices for shares previously granted under the Synteni, Inc. 1996 Equity Incentive Plan (318,655 shares at prices ranging from $0.81 to $1.61).


         The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

The stock options to be registered hereunder were assumed by Incyte Pharmaceuticals, Inc. (the "Registrant") pursuant to an Agreement and Plan of Merger, dated as of December 23, 1997, among the Registrant, Bond Acquisition Corporation and Synteni, Inc. The options were originally granted under the Synteni, Inc. 1996 Equity Incentive Plan.

                                     PART I
                                     ------

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
              ----------------------------------------------------

Item 1.       Plan Information.*
------        ----------------

Item 2.       Registrant Information and Employee Plan Annual Information.*
------        -----------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.       Incorporation of Certain Documents by Reference.
------        -----------------------------------------------

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) The Registrant's Annual Report on Form 10-K (File No. 0-27488) for the fiscal year ended December 31, 1996, which contains, among other things, the consolidated financial statements of Registrant and certain supplementary data for the fiscal year ended December 31, 1996 together with the report thereon of Ernst & Young LLP, independent auditors.

     (2) The Registrant's Quarterly Reports on Form 10-Q (File No. 0-27488) for the quarters ended March 31, June 30 and September 30, 1997.

     (3) The Registrant's Current Report on Form 8-K (File No. 0-27488) dated as of February 6, 1998.

     (4) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 5, 1996.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.      Description of Securities.
------       -------------------------

     Not applicable.

Item 5.      Interests of Named Experts and Counsel.
------       --------------------------------------

     Not applicable.

Item 6.      Indemnification of Directors and Officers.
------       -----------------------------------------

     Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article VII of the Registrant's Restated Certificate of Incorporation and Article V of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 7.      Exemptions from Registration Claimed.
-------      ------------------------------------

     Not applicable.

Item 8.      Exhibits.
-------      --------

 5.1         Opinion of Pillsbury Madison & Sutro LLP.

10.19        Synteni, Inc. 1996 Equity Incentive Stock Plan.

23.1         Consent of Ernst & Young LLP, Independent Auditors.

23.2         Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1)

99.1         Restatement of Net Income (Loss) Per Share

Item 9.      Undertakings.
------       ------------

     (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the

          Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on February 20, 1998.

                                        INCYTE PHARMACEUTICALS, INC.



                                        By     /s/ ROY A. WHITFIELD
                                           -------------------------------------
                                                  Roy A. Whitfield
                                               Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                     Name                                             Title                                  Date
                     ----                                             -----                                  ----



             /s/ ROY A. WHITFIELD                  Chief Executive Officer (Principal              February 20, 1998
-----------------------------------------------    Executive Officer) and Director
                 Roy A. Whitfield




          /s/ DENISE M. GILBERT, Ph.D.             Executive Vice President, Chief                 February 20, 1998
-----------------------------------------------    Financial Officer (Principal Financial
           Denise M. Gilbert, Ph.D.                Officer and Accounting Officer)





            /s/ JEFFREY J. COLLINSON               Chairman of the Board                           February 20, 1998
-----------------------------------------------
             Jeffrey J. Collinson




          /s/ RANDAL W. SCOTT, Ph.D.               Director                                        February 20, 1998
-----------------------------------------------
              Randal W. Scott, Ph.D.




           /s/ BARRY M. BLOOM, Ph.D.               Director                                        February 20, 1998
-----------------------------------------------
              Barry M. Bloom, Ph.D.




         /s/ FREDERICK B. CRAVES, Ph.D.            Director                                        February 20, 1998
-----------------------------------------------
           Frederick B. Craves, Ph.D.


                                       -5-






               /s/ JON S. SAXE                     Director                                        February 20, 1998
------------------------------------------------
                   Jon S. Saxe

                                INDEX TO EXHIBITS
                                -----------------


Exhibit
-------
Number                                      Exhibit
------                                      -------

 5.1         Opinion of Pillsbury Madison & Sutro LLP.

10.19        Synteni, Inc. 1996 Equity Incentive Stock Plan.

23.1         Consent of Ernst & Young LLP, Independent Auditors.

23.2         Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1)

99.1         Restatement of Net Income (Loss) Per Share

                                       -7-